SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of Earliest Event Reported): December 18, 2002

CSK AUTO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code)	(602) 265-9200

Item 5. Other Events.

As of December 3, 2002, CSK Auto, Inc. (“Auto”), a wholly-owned subsidiary of CSK Auto Corporation (the “Company”), entered into an amendment to its December 21, 2001 credit agreement in the form attached hereto as Exhibit 99.1. This amendment provides for an increase in Auto’s letter of credit limits, to support increased collateral requirements in connection with the Company’s insurance coverage renewal obligations.

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Item 7. Exhibits.

99.1	Amendment No. 2 to the December 21, 2001 Credit Agreement dated as of December 3, 2002, by and among CSK AUTO, INC., the several lenders from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, as administrative agent for the Lenders, CREDIT SUISSE FIRST BOSTON, as syndication agent for the Lenders and UBS AG, STAMFORD BRANCH, as documentation agent for the Lenders.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSK Auto Corporation

	By:	/s/ DON W. WATSON

Don W. Watson Senior Vice President Chief Financial Officer and Treasurer
DATED: December 18, 2002

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EXHIBIT INDEX

99.1	Amendment No. 2 to the December 21, 2001 Credit Agreement dated as of December 3, 2002, by and among CSK AUTO, INC., the several lenders from time to time parties to the Credit Agreement (the “Lenders”), JPMORGAN CHASE BANK, as administrative agent for the Lenders, CREDIT SUISSE FIRST BOSTON, as syndication agent for the Lenders and UBS AG, STAMFORD BRANCH, as documentation agent for the Lenders.